FACILITY USE AGREEMENT

This agreement is made this 13th day of January 2003 in Palm Beach County, Florida between Zone of Coral Gables (hereafter referred to as "The Zone") and POP STARZ, INC. This agreement shall take effect on the 17th day of February 2003.

RECITALS

WHEREAS, Zone of Coral Gables is engaged in the health and fitness business and maintains a fitness studio in the City of Coral Gables, County of Dade in the state of Florida.

WHEREAS, POP STARZ, INC., provides Afunky, Ahip hop dance classes to children and adults.

WHEREAS, POP STARZ, INC., desires to use Zone of Coral Gables to conduct it's classes.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Zone of Coral Gables and POP STARZ, INC., covenant and agree as follows:

SECTION I
TERMS

1. The above Recitals are true and correct and incorporated herein.

2. Zone of Coral Gables does hereby agree to allow POP STARZ, INC., to use Zone of Coral Gables dance studio located at 238 Minorca Ave. Coral Gables, FL each and every Monday and Wednesday from 4:00-5:00pm and Fridays from 4:30-6:30pm with an anticipated start date of February 17th, 2003 and ending on February 17th, 2004. The above times, days of the week or duration of the use of the studio may not be changed unless Zone of Coral Gables is not open those days, without the express written consent of both parties. Each class shall be 1 or 2 hours in duration. This contract will automatically renew unless 30 days prior to February 17th, 2004 one party sends the other party in writing by certified mail their intent not to renew

3. In consideration for the use of Zone of Coral Gables dance studio, POP STARZ, INC., agrees to pay the sum of $40.00 per class to Zone of Coral Gables with the first payment to be made on March 1st, 2003 and on the first day of each succeeding month thereafter.

4. POP STARZ, INC., agrees to comply with all the rules and regulations of Zone of Coral Gables. In the event of any breach of this agreement by either party, the non-breaching party shall give the breaching party written notice of said violations(s). In the event such breach is not cured within thirty (30) days, the non-breaching party may terminate this agreement.

5. POP STARZ, INC. will be the only Hip Hop dance class provided to children and adults at Zone of Coral Gables during the life of this contract. POP STARZ, INC. agrees that Zone of Coral Gables may engage in child or adult activities that are not in direct competition with the POP STARZ, INC. funky, hip hop dance style for the duration of this contract.

6. Zone of Coral Gables acknowledges that POP STARZ, INC. is the sole owner of the trademark to include logo, name, classes, choreography, merchandise and any and all materials.

7. Zone of Coral Gables agrees to be a POP STARZ, INC. location only and not a franchised owner of POP STARZ, INC. classes, merchandise or materials

8. Zone of Coral Gables agrees to refer all inquires about POP STARZ, INC., classes to Michelle Tucker at POP STARZ, INC. business office.



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9. POP STARZ, INC., agrees to promote Zone of Coral Gables at all its functions through use of banners, flyers, and/or verbal representations.

10. Zone of Coral Gables agrees not to engage in any activity that is involving Hip Hop for kids and adults for a period of (1) year after the termination of this agreement and Pop Starz Inc.

11. Pop Starz, Inc. must provide proof of liability insurance and name "Zone of Coral Gables" as an additional insured. Pop Starz, Inc. agrees that the use of the club's equipment and facilities will be at Pop Starz, Inc. sole risk. Pop Starz, Inc. further agrees that the club will not be responsible for any injury or damage to the Pop Starz, Inc. students, instructors, and Pop Starz, Inc. property because of the use of the Zone of Coral Gables and/or it's services. Pop Starz, Inc. further agrees that the club shall not be responsible for any theft of property while on the premises, including the parking.

12. If Zone of Coral Gables or Pop Starz Inc. is sold, this agreement becomes null and void.

SECTION II
EXCLUSIVITY OF LISTED TERMS

This written Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between parties. The parties acknowledge and agree that neither of them has made any representative with respect to the subject matter of this Agreement nor any representations including its execution and delivery except such representations as are specifically set forth in this writing and the parties acknowledge that they have relied on their own judgment in entering into this Agreement.

SECTION III
WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING

It is agreed that no waiver or modification of this Agreement shall be valid unless in writing and duly executed by the parties hereto.

SECTION IV
NOTICE

Any notice to be provided, hereunder, shall be in writing and mailed via the United States Postal Service, certified mail, receipt requested, to the party to whom the notice is addressed.

SECTION V
GOVERNING LAW

The parties agree that this Agreement and performance hereunder, and all suits or proceedings relating hereto be construed in accordance with and pursuant to the laws of the State of Florida. The parties further agree that any action, which may be brought arising out of, in connection with, or by reason of this Agreement, must be brought in the courts of Palm Beach County, Florida.

SECTION VI
ENFORCEABILITY OF PROVISIONS

Should any section, or any portion of any section, of this Agreement be deemed unenforceable by a court of law, the rest of this Agreement shall not be affected and shall remain in full force and effect.

POP STARZ, INC.
By: _______________________________
(Duly authorized representative)


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(Print name & date)

ZONE OF CORAL GABLES
By: _______________________________
(Duly authorized representative)

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(Print name & date)



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